UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03. Material Modification to Rights of Security Holders.

On February 11, 2020, Spero Therapeutics, Inc. (the “Company”) announced the commencement of a rights offering to holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as of the record date of February 10, 2020 (the “Rights Offering”). The terms of the Rights Offering are described in the Company’s prospectus supplement related thereto filed with the Securities and Exchange Commission on February 11, 2020.

In connection with the Rights Offering, the Company designated 3,333 shares of its authorized and unissued preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting the Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, subject to certain exceptions. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series C Preferred Stock will receive a payment equal to $0.001 per share of Series C Preferred Stock before any proceeds are distributed to the holders of Common Stock and pari passu with any distributions to the holders of Series A Preferred Stock and Series B Preferred Stock. Shares of Series C Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series C Preferred Stock will be required to amend the terms of the Series C Preferred Stock. Shares of Series C Preferred Stock will be entitled to receive any dividends payable to holders of Common Stock, and will rank:

•	senior to all of the Common Stock;

•	senior to any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms junior to the Series C Preferred Stock;

•

on parity with all shares of Series A Preferred Stock, Series B Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms on parity with the Series C Preferred Stock; and

•	junior to any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms senior to the Series C Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2020, the Company filed the Certificate of Designation with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01. Other Events.

In connection with the Rights Offering, the Company is filing the item included as Exhibit 5.1 to this Current Report on Form 8-K for the purpose of incorporating such item as an exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-228661), to which the prospectus supplement dated February 11, 2020 relating to the Rights Offering is a part.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

Exhibit 5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: February 28, 2020	By:	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer and Treasurer